Accountants and Business Advisors

December 13, 2006

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Eliason Funding Corporation File No. 333-125542

Dear Sir or Madam:

We have read Item 4.01(a) of Form 8-K of Eliason Funding Corporation dated December 18, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

10 E. College Avenue
Suite 300
Appleton, WI 54911
T       920.968.6700
F       920.968.6719
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Grant Thornton LLP
US member of Grant Thornton International